UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 18, 2006

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Incentive Compensation

On December 18, 2006, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) took the following actions concerning executive compensation.

Base Salaries

Base salary increases were approved for the executive officers of the Company.  Executive officer salaries had last been increased in December, 2004.  The new salary levels for the Company’s CEO, CFO, and other named executive officers are:

Thomas J. Howatt,	$770,000
President and CEO

Scott P. Doescher,	$300,000
Senior Vice President, Finance,
Secretary and Treasurer

Stuart R. Carlson,	$360,000
Executive Vice President, Administration

Albert K. Davis,	$325,000
Executive Vice President, Specialty Products

Pete R. Chiericozzi,	$280,000
Senior Vice President, Towel & Tissue

Cash Incentive Compensation

The Committee also established 2007 performance criteria under the Incentive Compensation Plan for Executive Officers.  Under the plan, executive officers are entitled to receive incentive compensation based upon:

(1)

the level of achievement by the Company of targeted goals for earnings per share;

(2)

for executive officers with direct segment operating responsibility, achievement of targeted segment operating profit targets; and

(3)

the level of achievement of specified individual performance objectives, including, by way of example, achievement of targeted levels with respect to working capital efficiency, sales volume and product mix, operating efficiencies, cost containment, and rates of return on approved capital projects, and the achievement of specific goals with respect to timberlands divestiture, human resources, and strategic direction or development.

Maximum potential payments under the plan are described in the following table.

	Percentage of Base Salary
		Segment
	Earnings	Operating	Individual	Total
	Per Share	Profit	Objectives	Maximum

CEO	120%	–	30%	150%
Senior Vice President, Finance (CFO)	95%	–	30%	125%
Executive Vice President, Administration	95%	–	30%	125%
Executive Vice President, Specialty Products	35%	60%	30%	125%
Senior Vice President, Towel & Tissue	35%	60%	30%	125%

Equity-Based Incentive Compensation

On January 2, 2007, the Compensation Committee awarded restricted stock units and options under the Company’s Equity Incentive Plan.  An individual officer’s grant at each tier will vest upon the Company’s achievement of targeted levels of return on capital employed for such tier and, with respect to the restricted stock units, the satisfaction of minimum service criteria.  The maximum potential award for the CEO, CFO, and each of the named executive officers is the cumulative award payable under each of Tiers I, II, and III.

Tier I	Tier II	Tier III
Restricted stock units equal	Options (100 shares	Options (100 shares
to 12% of base salary(1)	per $2,000 base salary)(2)	per $2,000 base salary)(2)

(1) Number of shares determined by closing price of Company stock ($14.99) on last business day preceding grant as markets were closed on date of grant.

(2) Exercise price of $14.99 per share (closing price of Company stock on last business day preceding grant as markets were closed on date of grant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  January 8, 2007

By:

SCOTT P. DOESCHER

Scott P. Doescher

Senior Vice President-Finance